UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 22, 2004

UNITED REFINING COMPANY

(Exact name of Registrant as specified in its Charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

15 Bradley Street

Warren, Pennsylvania 16365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 726-4674

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of United Refining Company on July 22, 2004 regarding private offering of senior notes.

99.2	Press Release of United Refining Company on July 22, 2004 regarding guidance for fiscal fourth quarter 2004.

Item 9. Regulation FD Disclosure

On July 22, 2004, United Refining Company issued a press release (the “Press Release”) announcing that it is commencing a private placement offering of $200 million of a new issue of senior notes due 2014. The offering will be limited to qualified institutional buyers, institutional accredited investors and outside the United States only to non-U.S. investors under Regulation S of the Securities Act of 1933.

The net proceeds of the offering will be used to redeem the aggregate amount of its outstanding 10 3/4% Senior Notes, to pay a dividend to its stockholder, and for general corporate purposes.

The notes will be our senior unsecured obligations and will rank equally with all of our existing and future senior unsecured obligations and senior to our subordinated indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness. On the issue date, all of our existing direct and indirect subsidiaries will unconditionally guarantee the notes on a senior unsecured basis. These subsidiary guarantees will rank equally with all existing and future senior unsecured obligations of the subsidiary guarantors and will be effectively subordinated to existing and future secured indebtedness of the subsidiary guarantors to the extent of the assets securing that indebtedness. The foregoing is qualified by reference to the Press Release which is filed on Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 22, 2004, the Company also issued guidance for the fiscal fourth quarter 2004 versus the fiscal fourth quarter 2003. The foregoing is qualified by reference to the Press Release which is filed on Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2004	UNITED REFINING COMPANY

/s/ James E. Murphy
James E. Murphy
Principal Financial Officer

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Index to Exhibits

Exhibit No.	Description
99.1	Press Release of United Refining Company on July 22, 2004 regarding private offering of senior notes.

99.2	Press Release of United Refining Company on July 22, 2004 regarding guidance for fiscal fourth quarter 2004.

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